UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2025, Cytokinetics, Incorporated (the “Company”) entered into an employment offer letter (the “Offer Letter”) with Jeffrey J. Hessekiel, pursuant to which Mr. Hessekiel has agreed to serve as the Company’s Executive Vice President, Chief Legal and Administrative Officer, effective as of November 14, 2025 (the “Start Date”).

Prior to his anticipated employment with the Company, Mr. Hessekiel, 56, served as Executive Vice President and General Counsel of Exelixis, Inc. from February 2014 to November 2025 and as Secretary from October 2014 to September 2017, and again from January 2022 to September 2024. From 2012 to 2014, he held the position of Senior Counsel at Arnold & Porter LLP, where he advised emerging growth and public companies, primarily in the life sciences sector, on complex legal issues connected with strategic transactions, healthcare compliance programs and investigations, and regulatory matters. Prior to working with Arnold & Porter, from 2002 to 2012, he held positions of increasing responsibility at Gilead Sciences, Inc., most recently as Chief Compliance & Quality Officer. From 1998 to 2002, Mr. Hessekiel held the position of Associate, working on both litigation and corporate matters for Wilson Sonsini Goodrich and Rosati PC. Mr. Hessekiel also worked as an Associate for Heller Ehrman LLP from 1996 to 1998. Prior to his legal career, Mr. Hessekiel also worked in the United States and abroad for several international non-governmental organizations. In the not-for-profit sector, Mr. Hessekiel serves as a member of the boards of directors of Biocom California, the trade association representing California’s life science sector, Life Sciences Cares, Inc., a collective effort of life science companies to eliminate the impacts of poverty on our neighbors; and HairToStay. Mr. Hessekiel received his J.D. from The George Washington University Law School and is admitted to practice in California. Mr. Hessekiel received a B.A. in Political Science from Duke University.

Under the terms of the Offer Letter, Mr. Hessekiel’s annual base salary will initially be $660,000, and he will be entitled to participate in the Company’s benefit and compensatory plans available to similarly-situated employees, including the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 EIP”), the Company’s annual non-equity incentive plan (the “Bonus Plan”) and the Company’s Executive Severance Plan (the “Severance Plan”). Mr. Hessekiel’s target bonus under the Bonus Plan will initially be 50% of his annual base salary, 75% of which will be based on the achievement of corporate goals approved by the Compensation and Talent Committee of the Company’s Board of Directors and 25% of which will be based on individual goals that will be set in Mr. Hessekiel’s first months of employment. Mr. Hessekiel will also be paid a signing bonus of $400,000, 50% of which is payable upon the close of his first payroll cycle after commencement of employment (such initial payment will be subject to repayment should Mr. Hessekiel voluntarily resign or be terminated for cause within one year of receipt of payment) and the remaining 50% of his signing bonus being payable upon the close of the first payroll cycle subsequent to his one year anniversary of commencement of employment.

As inducement for his entering into employment with the Company, Mr. Hessekiel will receive an initial equity award consisting of a number of restricted stock units with a grant date value of $5,800,000 (based on the closing price of the Company’s common stock on the date of grant) (the “Initial RSU Award”).

The Initial RSU Award will vest as follows: 40% will vest on the anniversary of the grant date, 40% will vest on the second anniversary of the grant date, and 20% will vest on the third anniversary of the grant date, subject to Mr. Hessekiel’s continuous service with the Company on each such vesting date. The Initial RSU Award will be subject to the terms and conditions of the 2004 EIP and the award agreements thereunder and will also be subject to potential vesting acceleration as set forth in the Severance Plan.

For descriptions of the Bonus Plan and the Severance Plan, see “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Potential Payments Upon Termination or Change of Control,” respectively, in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2025. A description of the 2004 EIP can be found under Proposal Two in, and a copy of such plan as Appendix A to, the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2025. A copy of the Severance Plan is filed as exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025, as well as the 2004 EIP, the forms of award agreements thereunder and the Severance Plan that were previously filed as exhibits to the Company’s reports with the SEC.

In connection with his appointment as the Company’s EVP, Chief Legal and Administrative Officer, the Company and Mr. Hessekiel have entered into the Company’s standard indemnification agreement that will require the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Hessekiel to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Mr. Hessekiel as a result of Mr. Hessekiel being made a party to certain actions, suits, proceedings or any alternative dispute resolution mechanism by reason of the fact that Mr. Hessekiel is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	November 14, 2025	By:	/s/ John O. Faurescu
John O. Faurescu SVP, Deputy General Counsel & Secretary